Exhibit 23.1


                          INDEPENDENT AUDITOR'S CONSENT




We consent to the incorporation by reference in this Registration Statement of United Heritage Corporation on Form S-8 of our report dated June 7, 2002, appearing in the Annual Report on Form 10-KSB of United Heritage Corporation for the year ended March 31, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



WEAVER AND TIDWELL, L.L.P.

Fort Worth, Texas
October 23, 2002











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